Exhibit 10.1

CONSENT AND FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of December 2014, by and between SILICON VALLEY BANK (“Bank”) and VERACYTE, INC., a Delaware corporation (“Borrower”).

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 26, 2013, as amended by that certain Consent dated as of September 15, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank consent to Borrower housing assets or property in excess of $250,000 with  unaffiliated kitters, in medical practices and with other third parties, in each case in the ordinary course of business.

D.                                    Borrower has also requested that Bank amend the Loan Agreement to, among other things, refinance the existing Growth Capital Term Loan.

E.                                    Bank has agreed to so consent to the foregoing, and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Consent.  Bank consents to Borrower  maintaining property valued in the aggregate at $500,000 or less with unaffiliated kitters, in medical practices, or with other third parties, in each case in the ordinary course and without the requirement to provide prior notice to the Bank, obtain bailee letters or obtain other consent from the Bank under the Agreement.

3.                                      Amendment to Loan Agreement.

3.1                               Section 2.1.2 (Growth Capital II Term Loans).  A new Section 2.1.2 is added to the Loan Agreement to read as follows:

2.1.2                     Growth Capital II Term Loans.

(a)                                 Availability.  Subject to the terms and conditions of this Agreement, Bank shall make advances (each, a “Growth Capital II Term Loan” and, collectively, “Growth Capital II Term Loans”) available to Borrower in an aggregate amount up to the Growth Capital II Term Loan Amount.  The Growth Capital II Term Loans shall be available in three tranches: Tranche A, Tranche B, and Tranche C as follows:

(i)                                     Tranche A:  Borrower shall request the initial Growth Capital II Term Loan under Tranche A (the “Tranche A Advance”) in a principal amount equal to Five Million Dollars ($5,000,000) on the First Amendment Date.   Borrower shall use the Tranche A

Advance toward full repayment of the principal amount and accrued but unpaid interest outstanding under the Growth Capital Term Loans, plus a $109,896.44 Final Payment in connection with the Growth Capital Term Loans.  The Prepayment Premium in connection with the Growth Capital Term Loans shall be waived.

(ii)                                  Tranche B:  Borrower may request one Growth Capital II Term Loan under Tranche B (the “Tranche B Advance”) in a principal amount not to exceed Five Million Dollars ($5,000,000) anytime from the First Amendment Date through December 31, 2015.

(iii)                               Tranche C:  Provided that Borrower has first achieved the Tranche C Revenue Milestone, Borrower may request one Growth Capital II Term Loan under Tranche C (the “Tranche C Advance”) in a principal amount not to exceed Five Million Dollars ($5,000,000) anytime after achieving the Tranche C Revenue Milestone through June 30, 2016.

(b)                                 Repayment.  Interest shall accrue from the date of each Growth Capital II Term Loan. Borrower shall make monthly interest-only payments on each Growth Capital II Term Loan, beginning on the first calendar day of the month immediately following the Funding Date of such Growth Capital II Term Loan, payable in arrears, and continuing on the first day of each successive calendar month through December 31, 2016 (the “Growth Capital II Interest Only Period”).  Each Growth Capital II Term Loan shall immediately amortize after the Growth Capital II Interest Only Period and be payable in twenty-four (24) equal payments of principal and interest, beginning on January 1, 2017 and continuing on the first day of each month thereafter.  On the Growth Capital II Term Loan Maturity Date, Borrower shall pay the outstanding principal amount of each Growth Capital II Term Loan and any accrued and unpaid interest thereon.  After repayment, no Growth Capital II Term Loan may be reborrowed.

(c)                                  Growth Capital II Final Payment.  On the earlier of (i) the Growth Capital II Term Loan Maturity Date or other earlier date that the final Growth Capital II Term Loan payment is due in accordance with the terms of this Agreement, or (ii) the termination of the Growth Capital II Term Loan or this Agreement for any reason, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Growth Capital II Term Loans, an amount equal to the Growth Capital II Final Payment.

(d)                                 Prepayment.   So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Growth Capital II Term Loans advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay the Growth Capital II Term Loans at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the Growth Capital II Prepayment Premium, (B) the Growth Capital II Final Payment, and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.  The Growth Capital II Prepayment Premium shall also be due in connection with any prepayment following the occurrence of an Event of Default.

3.2                               Section 2.3(a)(ii) (Interest Rate).  A new Section 2.3(a)(ii) is added to the Loan Agreement to read as follows:

(ii)                                  Growth Capital II Loan.  Subject to Section 2.3(b), the principal amount of all outstanding Growth Capital II Term Loans shall accrue interest, fixed at the time of each Growth Capital II Term Loan, at a per annum rate equal to one and three quarters of one percent (1.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(c) below.

3.3                               Section 6.7 (Financial Covenants).  A new Section 6.7 is added to the Loan Agreement to read as follows:

6.7                               Financial Covenants.  Borrower shall at all times be in compliance with at least one of the following two financial covenants:

(a) Minimum Liquidity.  Borrower shall maintain Liquidity in an amount equal to at least 1.35 times the aggregate principal amount of outstanding Growth Capital II Term Loans, measured monthly on the last day of each calendar month during the term of this Agreement.  As used herein, “Liquidity” shall mean the aggregate amount of unrestricted cash maintained at Bank and Bank’s Affiliates.

(b) Minimum Revenue.  Borrower shall achieve revenues of at least (i) eighty percent (80%) of the projected revenues set forth in Borrower’s FY2015 plan as provided by Borrower to Bank, (ii) seventy percent (70%) of the projected revenues set forth in Borrower’s FY2016 plan as provided by Borrower to Bank, and (iii) for 2017 and at all times thereafter, Borrower shall achieve revenues of at least seventy percent (70%) of the projected revenues set forth in Borrower’s plan as approved by Borrower’s Board of Directors and delivered by Borrower to Bank at least one week prior to the commencement of the applicable fiscal year, each of (i)-(iii), tested quarterly.

3.4                               Section 8.2 (Events of Default).  Section 8.2(a) is amended to read as follows:

(a)                                 Borrower fails to or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, or 6.7, or violates any covenant in Section 7; or

3.5                               Section 13 (Definitions).  The following terms and their respective definitions are added to, or amended in, Section 13.1 to read as follows:

“Credit Extension” is any Growth Capital Term Loan, Growth Capital II Term Loan, or any other extension of credit by Bank for Borrower’s benefit.

“First Amendment Date” means December 18, 2014.

“Growth Capital II Final Payment” is a payment (in addition to and not a substitution for any Growth Capital II Term Loan payment or any other regular monthly payments of principal and interest) equal to the aggregate principal amount of Growth Capital II Term Loans advanced by Bank multiplied by the Growth Capital II Final Payment Percentage.

“Growth Capital II Final Payment Percentage” is four and 75/100 percent (4.75%).

“Growth Capital II Interest Only Period” is defined in Section 2.1.2(b).

“Growth Capital II Prepayment Premium” is an amount, with respect to each Growth Capital II Term Loan, equal to (i) two percent (2.0%) of the aggregate amount of outstanding Growth Capital II Term Loans if such prepayment is made on or before the first anniversary of the First Amendment Date; (ii) one percent (1.0%) of the aggregate amount of outstanding Growth Capital II Term Loans if such prepayment is made after the first anniversary of the First Amendment Date but on or before the second anniversary of the First Amendment Date; and (iii) no prepayment premium shall be due for any prepayment made thereafter.

“Growth Capital II Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.2(a).

“Growth Capital II Term Loan Amount” is an amount equal to Fifteen Million Dollars ($15,000,000).

“Growth Capital II Term Loan Maturity Date” means December 1, 2018.

“Liquidity” is defined in Section 6.7(a).

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Tranche A Advance(s)” is defined in Section 2.1.2(a)(i).

“Tranche B Advance(s)” is defined in Section 2.1.2(a)(ii).

“Tranche C Advance(s)” is defined in Section 2.1.2(a)(iii).

“Tranche C Revenue Milestone” means when Bank receives evidence satisfactory to Bank that Borrower has achieved a trailing 4-quarter revenue of at least Forty Million Dollars ($40,000,000).

3.6                               Exhibit C (Compliance Certificate).  The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit C attached hereto.

4.                                      Limitation of Amendment.

4.1                               The amendment set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Default being waived hereunder) has occurred and is continuing;

5.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3                               The organizational documents of Borrower delivered to Bank on or prior to the date of this Amendment and on file with the United States Securities Exchange Commission are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made and except for filings under the federal securities laws; and

5.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                                      Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

9.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amount equal to all Bank Expenses incurred through the date of this Amendment, and (c) such other documents as Bank may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		VERACYTE, INC.

By:	/s/ Milo Bissin	By:	/s/ Bonnie H. Anderson
Name:	Milo Bissin	Name:	Bonnie H. Anderson
Title:	Vice President	Title:	President and Chief Executive Officer